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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund
Defined Technology Portfolio 2000 Series A,
Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-92803 of our opinion dated January 24, 2000, relating to the Statement of Condition of Equity Investor Fund, Defined Technology Portfolio 2000 Series A, Defined Asset Funds, and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
January 24, 2000